Exhibit 10.3

DEFERRED SHARE UNIT PLAN FOR DESIGNATED

EMPLOYEES OF KLOX TECHNOLOGIES INC.

Effective as of June 29, 2012

Deferred Share Unit Plan
For Designated Employees of Klox Technologies Inc.

Schedule A – Participation and Election Notice

Schedule B – Redemption Notice

Deferred Share Unit Plan
For Designated Employees of Klox Technologies Inc.	Page 1

1.	Preamble and Definitions

1.1	Title

The Plan herein described shall be called the “Deferred Share Unit Plan for Designated Employees of Klox Technologies Inc.”, and is referred to herein as the “Plan”.

1.2	Purpose of the Plan

The purpose of the Plan is to promote a greater alignment of interests between Designated Employees and the shareholders of the Corporation.

1.3	Definitions

1.3.1	“Affiliate” means any related or associated corporation, or any corporation that is a member of a group of corporations that do not deal at arm’s length, notwithstanding that they may not be related or associated for purposes of the Income Tax Act (Canada).

1.3.2	“Board” means the Board of Directors of Klox Technologies Inc.

1.3.3	“Committee” means the Board or the Compensation Committee of the Board, if and when established by the Board.

1.3.4	“Corporation” means Klox Technologies Inc. and any successor corporation whether by amalgamation, merger or otherwise.

1.3.5	“Deferred Share Unit” means a bookkeeping entry equal to the amount of the Annual Bonus that a Designated Employee has elected to participate in the Plan divided by the Market Value at the time the Annual Bonus is approved by the Board or the Committee, subject always to the Corporation’s policies on determining the effective date for grants of security-based compensation.

1.3.6	“Deferred Share Unit Account” has the meaning ascribed thereto in Section 4.4.

1.3.7	“Designated Employee” means an employee of the Corporation or of an Affiliate of the Corporation who is designated as a participant in the Plan by the Committee.

1.3.8	“Designated Exchange” means the Toronto Stock Exchange or NASDAQ or such other stock exchange or quotation system designated by the Board from time to time.

Deferred Share Unit Plan
For Designated Employees of Klox Technologies Inc.	Page 2

1.3.9	“Market Value” means, with respect to any particular date, the fair market value per share of the Corporation as determined by the Board of Directors or if the Corporation is listed and trading on a Designated Exchange with reference to any particular date, such fair market value will be the five day volume weighted average trading price on the Designated Exchange of a Share on the last five Trading Days immediately prior to that date.

1.3.10	“Share” means a Common Share of the Corporation and such other share as is added thereto or substituted therefore as a result of amendments to the articles of the Corporation, reorganization or otherwise.

1.3.11	“Trading Day” means any date on which the Designated Exchange is open for the trading of shares.

2.	Construction and interpretation

2.1	In the Plan, references to the masculine include the feminine; reference to the singular shall include the plural and vice versa, as the context shall require.

2.2	The Plan shall be governed and interpreted in accordance with the laws of the Province of Quebec and the applicable laws in Canada.

2.3	If any provision of the Plan or part hereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

2.4	Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions herein contained.

2.5	The Corporation and the Designated Employees confirm their desire that this document along with all other documents including all notices relating hereto be written in the English language. La Société et les salaries nommés confirment leur volonté que ce document de même que tous les documents, y compris tout avis s’y rattachant, soient rédigés en anglais.

3.	Eligibility

3.1	The Corporation established the Plan for Designated Employees effective as of June 29, 2012.

3.2	Nothing herein contained shall be deemed to give any person the right to be retained as an employee of the Corporation.

Deferred Share Unit Plan
For Designated Employees of Klox Technologies Inc.	Page 3

4.	Deferred Share Unit Grants and Accounts

4.1	Each Designated Employee may be granted Deferred Share Units periodically at the discretion of the Committee.

4.2	The Deferred Share Units granted under the Plan shall comply with the requirements of paragraph 6801(d) of the Income Tax Regulations (Canada) or any successor provision thereto.

4.3	Deferred Share Units granted to a Designated Employee under Section 4.1 and any additional Deferred Share Units granted under Section 4.5 in respect of thereof shall vest immediately in the Designated Employee.

4.4	An account, to be known as a “Deferred Share Unit Account” shall be maintained by the Corporation for each Designated Employee and will be credited with notional grants of Deferred Share Units received by a Designated Employee from time to time.

4.5	Should cash dividends be declared on the Shares, additional Deferred Share Units will be credited to the Designated Employee’s Deferred Share Unit Account if the record date for such dividends occurs prior to the date of redemption of the Designated Employee’s Deferred Share Units in accordance with the terms of the Plan. The number of such additional Deferred Share Units will be calculated by dividing the dividends that would have been paid to such Designated Employee if the Deferred Share Units in the Designated Employee’s Deferred Share Unit Account on the record date for dividends had been Shares by the Market Value on the date on which the dividends were paid on the Shares.

4.6	In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Corporation assets to shareholders, or any other changes affecting the Shares, appropriate proportionate adjustments, to reflect such change or changes, shall be made with respect to the number of Deferred Share Units outstanding under the Plan.

4.7	For greater certainty, no amount will be paid to, or in respect of, a Designated Employee under the Plan or pursuant to any other arrangement, and no additional Deferred Share Units will be granted to such Designated Employee to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, on in respect of, a Designated Employee for such purpose.

5.	Deferred Share Unit Grants and Accounts

5.1	The value of the Deferred Share Units credited to a Designated Employee’s Deferred Share Unit Account shall be redeemable by the Designated Employee

Deferred Share Unit Plan
For Designated Employees of Klox Technologies Inc.	Page 4

(or, where the Designated Employee has died, his estate) at the Designated Employee option (or after the Designated Employee’s death at the option of his legal representative) following the event, including death, causing the Designated Employee to be no longer any of an employee or a member of the Board of the Corporation, a person related (for the purposes of the Income Tax Act (Canada), as amended) to the Corporation or an Affiliate of the Corporation, (the “Designated Employee’s Termination Date”) by filing a written notice of redemption in the form of Schedule B hereto with the Corporation, specifying a redemption date within the period from the Designated Employee’s Termination Date to December 15 of the first calendar year commencing after the Designated Employee’s Termination Date.

5.2	The Market Value of the Deferred Share Units redeemed by or in respect of a Designated Employee on the redemption date specified by the Designated Employee or his legal representative pursuant to Section 5.1 shall be paid to the Designated Employee (or, if the Designated Employee has died, to his estate, as the case may be) in the form of a lump sum cash payment, net of any applicable withholdings as soon as practicable after the redemption date, provided that in any event such payment date shall be no later than December 31 of the first calendar year commencing after the Designated Employee Termination Date.

6.	Currency

6.1	All references in the Plan to currency refer to lawful Canadian currency.

7.	Shareholder Rights

7.1	Deferred Share Units are not shares and will not entitle a Designated Employee to any shareholder rights, including, without limitation, voting rights, dividend entitlement or rights on liquidation.

8.	Administration

8.1	Unless otherwise determined by the Board, the Plan shall remain an unfunded obligation of the Corporation.

8.2	The Plan shall be administered by the Committee.

8.3	The Plan may be amended or terminated at any time by the Board, except as to rights already accrued hereunder by the Designated Employees. Notwithstanding the foregoing, any amendment or termination of the Plan shall be such that the Plan continuously meets the requirements of paragraph 6801(d) of the Income Tax Regulations (Canada) or any successor provision thereto.

8.4	The Corporation will be responsible for all costs relating to the administration of the Plan.

Deferred Share Unit Plan
For Designated Employees of Klox Technologies Inc.	Page 5

9.	Assignment

9.1	The assignment or transfer of the Deferred Share Units, or any other benefits under this Plan, shall not be permitted other than by operation of law.

Deferred Share Unit Plan
For Designated Employees of Klox Technologies Inc.	Schedule A

KLOX TECHNOLOGIES INC.

Deferred Share Unit Plan for Designated Employees of

Klox Technologies Inc. (the “Plan”)

Participation Notice

Note:	All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Deferred Share Unit Plan for Designated Employees of Klox Technologies Inc.

I confirm that:

1.	I have received and reviewed a copy of the Plan and agree to be bound by its terms.

2.	I understand that I will only be able to require the Corporation to redeem Deferred Share Units in the circumstances contemplated by, and in accordance with, the terms of Section 5 of the Plan.

3.	I recognize that when Deferred Share Units credited pursuant to this election are redeemed in accordance with the terms of the Plan, the Corporation will make the appropriate withholdings as required by law at that time.

4.	The value of a Deferred Share Unit is based on the value of the Shares, as adjusted pursuant to the terms of the Plan, and therefore is not guaranteed. The eventual value of a Deferred Share Unit may be higher or lower than the value of the Common Shares at the time of the election.

5.	Unless otherwise determined by the Board, no funds will be set aside to guarantee the payment of the Deferred Share Units and future payment of Deferred Share Units will remain an unfunded liability recorded on the books of the Corporation.

6.	I am not in possession of any material information (as such term is understood for the purposes of applicable securities legislation) that has not has been disclosed publicly by the Corporation by way of a press release or in a manner that is otherwise sufficient for the purposes of applicable securities legislation.

Deferred Share Unit Plan
For Designated Employees of Klox Technologies Inc.	Schedule A

7.	This Participation Notice, the Plan to which it refers and all documents pertaining thereto have been drawn up in the English language with my consent. Le présent avis de participation, le Régime auquel il réfère et les documents y étant relatifs ont été rédigés en langue anglaise avec mon consentement.

Date:
Signature of Participant

Name of Participant in block letters

Deferred Share Unit Plan
For Designated Employees of Klox Technologies Inc.	Schedule B

Deferred Share Unit Plan for Designated Employees of

Klox Technologies Inc. (the “Plan”)

REDEMPTION NOTICE

I hereby advise Klox Technologies Inc. (the “Corporation”) that I wish to redeem all the Deferred Share Units credited to my account under the Plan on                      [insert redemption date], which shall be at least five (5) business days following the date on which this notice is filed with the Corporation and after I cease to be both a member of the Board or an employee of the Corporation, but not later than December 15 of the first calendar year commencing after the year in which I cease to be both member of the Board or an employee of the Corporation.

Date:
Signature of Participant

Name of Participant in block letters

If the Redemption is signed by a beneficiary or legal representative documents providing the authority of such signature should be provided.